As filed with the Securities and Exchange Commission on October 13. 1999.
                                                Registration No. 333-___________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Empire Energy Corporation
                            -------------------------
             (Exact name of registrant as specified in its charter)

             Utah                                              87-0401761
             ----                                              ----------
(State or other jurisdiction of                       (I.R.S. Employer I.D. No.)
incorporation or organization)

                    Empire Energy Corporation 1999 Stock Plan
                    -----------------------------------------
                            (Full Title of the Plan)

                               Norman L. Peterson
                          11011 King Street, Suite 260
                           Overland Park, Kansas 66210
                           ---------------------------
                     (Name and address of agent for service)

                                  913-469-5615
                                  ------------
          (Telephone number, including area code, of agent for service)



                              CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------
                                    Proposed maximum   Proposed maximum
Title of securities  Amount to be    offering price   aggregate offering       Amount of
to be registered     registered(1)      per unit            price         registration fee(2)
---------------------------------------------------------------------------------------------

Common Stock          1,000,000           $5.25          $5,250,000            $1,459.95
($.001 par value)
---------------------------------------------------------------------------------------------


(1) The registration statement also includes an indeterminable number of additional shares of Common Stock that may become subject to the Plan pursuant to the anti-dilution provisions thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices for the common stock on the OTC Electronic Bulletinboard on September 29, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated by reference in the registration statement:

     (1) Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 1998;

     (2) Registrant's quarterly reports on Form 10-QSB for the quarters ended March 31, 1999 and June 30, 1999;

     (3) Registrant's current report on Form 8-K dated March 15, 1999 together with all exhibits thereto;

     All documents subsequently filed by the Company pursuant to Section 15 (d) of the Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        --------------------------

     The Registrant is authorized to issued one class of securities, being comprised of $.001 par value common stock.

     The holders of the $.001 par value common stock of the Registrant stock have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

     None

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     The Utah Revised Business Corporation Act, under which the Registrant is incorporated, gives a corporation the power to indemnify any of its directors, officers, employees, or agents who are sued by reason of their service in such capacity to the corporation provided that the director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation.

     The Company's Articles of Incorporation do not directly address the subject of indemnification directly. However, the Article XII of the Articles of Incorporation, as amended, states that:

     This Corporation shall be entitled to take advantage of any and all provisions of the Utah Revised Business Corporation Act which was effective on July 1, 1992, including the right to ...". It may be inferred from this provision that the Corporation is permitted to indemnify its officers, directors and other permitted persons as provided under the Utah Revised Business Corporation Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

     Not applicable.

Item 8. Exhibits.
        ---------

     5.1  Opinion regarding legality of Allen G. Reeves, P.C.

     23.1 Consent of Allen G. Reeves, P.C.

     23.2 Consent of Robison, Hill & Co. Certified Public Accountants

     99   1999 Stock Plan

Item 9. Undertakings.
        -------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraph (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 23, 1999.


                                               EMPIRE ENERGY CORPORATION


                                               By: /s/ Norman L. Peterson
                                               --------------------------
                                               Norman L. Peterson, President


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signatures                       Title                         Date
     ----------                       -----                         ----

/s/ Norman L. Peterson           President,                   September 23, 1999
----------------------           Director, principal
Norman L. Peterson               executive officer,
                                 principal financial officer

/s/ John R. Dixon                Vice-President,              September 23, 1999
-----------------                Director
John R. Dixon


/s/ John C. Garrison             Secretary, Director          September 23, 1999
--------------------
John C. Garrison


/s/ John L. Hersma               Director                     September 23, 1999
------------------
John L. Hersma


/s/ Elliott M. Kaplan            Director                     September 23, 1999
---------------------
Elliott M. Kaplan

                                  EXHIBIT INDEX



Exhibit
Number


5       Opinion regarding legality

23.1    Consent of Allen G. Reeves, P.C.

23.2    Consent of Robison, Hill & Co. Certified Public Accountants

99      1999 Stock Plan